Exhibit 4.1

Execution Version

APOLLO GLOBAL MANAGEMENT, INC.,

as Issuer

the Guarantors party hereto from time to time

7.625% Fixed-Rate Resettable Junior Subordinated Notes Due 2053

INDENTURE

Dated as of August 23, 2023

U.S. Bank Trust Company, National Association

as Trustee

Table Showing Reflection in Indenture of Certain Provisions

of Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990

Reflected in Indenture

Trust Indenture Act Section		Indenture Section
§ 310	(a)(1)	909
	(a)(2)	909
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	Not Applicable
	(b)	908

§ 311	(a)	913
	(b)	913

§ 312	(a)	1001, 1002
	(b)	1002
	(c)	1002

§ 313	(a)	1003
	(b)	1003
	(c)	1003
	(d)	1003

§ 314	(a)	1004
	(a)(4)	405
	(b)	Not Applicable
	(c)(1)	1401
	(c)(2)	1401
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1401

§ 315	(a)	901
	(b)	902
	(c)	901
	(d)	901
	(e)	812

§ 316	(a)	101, 103
	(a)(1)(A)	806, 810
	(a)(1)(B)	811
	(a)(2)	Not Applicable
	(b)	807
	(c)	1403

Trust Indenture Act Section		Indenture Section
§ 317	(a)(1)	802
	(a)(2)	803
	(b)	404

§ 318	(a)	103

NOTE: This table shall not, for any purpose, be deemed to be a part of the Indenture.

Section 318(c) of the Trust Indenture Act provides that the provisions of Sections 310 to and including 317 of the Trust Indenture Act are a part of and govern every qualified indenture, whether or not physically contained therein.

v

ARTICLE X HOLDERS’ LISTS AND REPORTS BY THE TRUSTEE, THE COMPANY AND THE GUARANTORS		54

Section 1001.	Company to Furnish Trustee Names and Addresses of Holders	54
Section 1002.	Preservation of Information; Communications to Holders	54
Section 1003.	Reports by Trustee	55
Section 1004.	Reports by the Company and the Guarantors	55

ARTICLE XI SUPPLEMENTAL INDENTURES		56

Section 1101.	Supplemental Indentures Without Consent of Holders	56
Section 1102.	Supplemental Indentures With Consent of Holders	57
Section 1103.	Execution of Supplemental Indentures	59
Section 1104.	Effect of Supplemental Indentures	59
Section 1105.	Conformity with Trust Indenture Act	59
Section 1106.	Notice of Supplemental Indenture; Reference in Notes to Supplemental Indentures	59

ARTICLE XII SATISFACTION AND DISCHARGE		59

Section 1201.	Satisfaction and Discharge of Indenture	59
Section 1202.	Application of Trust Money	61

ARTICLE XIII DEFEASANCE AND COVENANT DEFEASANCE		61

Section 1301.	Defeasance and Discharge	61
Section 1302.	Covenant Defeasance	62
Section 1303.	Conditions to Defeasance or Covenant Defeasance	62
Section 1304.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions	64
Section 1305.	Reinstatement	64

ARTICLE XIV MISCELLANEOUS PROVISIONS		65

Section 1401.	Compliance Certificates and Opinions	65
Section 1402.	Form of Documents Delivered to Trustee	65
Section 1403.	Acts of Holders; Record Dates	66
Section 1404.	Notices, Etc., to Trustee, Company and Guarantors	68
Section 1405.	Notice to Holders; Waiver	68
Section 1406.	Agreement to Certain Tax Treatment	69
Section 1407.	Effect of Headings and Table of Contents	69

Section 1408.	Successors and Assigns	69
Section 1409.	Separability Clause	69
Section 1410.	Benefits of Indenture	69
Section 1411.	Governing Law	70
Section 1412.	Legal Holidays	70
Section 1413.	No Recourse Against Others	70
Section 1414.	WAIVER OF JURY TRIAL	70
Section 1415.	U.S.A. Patriot Act	70
Section 1416.	Execution in Counterparts	70

SCHEDULE I	Schedule I

INDENTURE, dated as of August 23, 2023, among APOLLO GLOBAL MANAGEMENT, INC., a corporation duly formed and existing under the laws of Delaware (the “Company”), each of the Guarantors named herein (the “Guarantors”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”).

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its 7.625% Fixed-Rate Resettable Junior Subordinated Notes due 2053 (the “Notes”).

Each Guarantor has duly authorized the execution and delivery of this Indenture to provide for its guarantee of the Notes (the “Guarantees”).

This Indenture is subject to the provisions of the Trust Indenture Act that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

Section 101. Definitions.

“AAM” means Apollo Asset Management, Inc., a Delaware corporation, together with its successors and assigns.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1403.

“Additional Notes” has the meaning specified in Section 201.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Apollo Fund” means any existing or future investment vehicle sponsored or managed by Affiliates of any Credit Party and any separate or managed account managed by Affiliates of any Credit Party that primarily makes investments similar to those made by investment funds. For purposes hereof, “Apollo Fund” shall also include related master-feeder funds, parallel funds, co-investment partnerships and alternative investment vehicles established with respect to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of DTC, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state or foreign law for the relief of debtors.

“Board of Directors” means (i) the board of directors of the Company, (ii) any duly authorized committee of such board, (iii) any committee of officers of the Company or (iv) any officer of the Company, acting, in the case of clauses (iii) or (iv), pursuant to authority granted by the board of directors of the Company or any committee thereof.

“Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the place where the principal of and premium, if any, and interest on, or any redemption price of, the Notes are payable.

“Clearstream” means Clearstream Banking, S.A.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed by or on behalf of the Company by any Officer (or any Person designated in writing as authorized to execute and deliver Company Requests and Company Orders), and delivered to the Trustee.

“Company Resolution” means a copy of one or more resolutions or consents certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Corporate Trust Office” means the principal office of the Trustee at which, at any particular time, its corporate trust business shall be conducted, which office is located as of the date of this Indenture at 100 Wall Street, Suite 600, New York, New York 10005, or at any other time at such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

“Covenant Defeasance” has the meaning specified in Section 1302.

“Credit Group” means the Credit Parties and the Credit Parties’ direct and indirect Subsidiaries (to the extent of their economic ownership interest in such Subsidiaries) taken as a whole.

“Credit Parties” means the Company and the Guarantors.

“Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 211.

“Defeasance” has the meaning specified in Section 1301.

“Depositary” means a clearing agency registered under the Exchange Act that is designated to act as Depositary for the Notes.

“DTC” means The Depository Trust Company, a New York corporation.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Event of Default” has the meaning specified in Section 801.

“Exchange Act” means the U.S. Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Expiration Date” has the meaning specified in Section 1403.

“First Call Date” means December 15, 2028.

“Fitch” means Fitch Ratings, Ltd., a division of Fitch, Inc. or any successor thereto.

“Five-Year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, as applicable, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the five most recent daily yields to maturity (or, if fewer than five daily yields appear, such number of daily yields to maturity appearing) for U.S. Treasury securities with a maturity of five years from the next Reset Date and trading in the public securities markets or (ii) if there are no such published yields on U.S. Treasury securities with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the five most recent daily yields to maturity (or, if fewer than five daily yields appear, such number of daily yields to maturity appearing) for each of the two series of U.S. Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case as published in the most recent H.15. If the Five-Year U.S. Treasury Rate cannot be determined pursuant to the methods described in clauses (i) or (ii) above, then the Five-Year U.S. Treasury Rate will be the same interest rate determined for the prior Reset Interest Determination Date.

“GAAP” means generally accepted accounting principles in the United States (including, if applicable, International Financial Reporting Standards) as in effect from time to time.

“Global Note” means a Note that evidences all or part of the Notes and bears the legend set forth in Exhibit A (or such legend as may be specified as contemplated by Section 206 for such Note).

“Guarantees” has the meaning specified in the second recital of this Indenture and more particularly means any Guarantee made by each of the Guarantors as set forth in Article VI hereof.

“Guarantors” means (i) each of the Persons listed on Schedule I attached hereto and (ii) in the future, any New Apollo Operating Group Entity that becomes a Guarantor pursuant to Article VI, but in each case excluding Persons who cease to be Guarantors in accordance with this Indenture.

“H.15” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System.

“Holder” means a Person in whose name a Note is registered in the Security Register.

“Indebtedness” shall mean (a) any obligation of, or any obligation guaranteed by, the Company or the Guarantors for which such Person is responsible or liable as obligor or otherwise including principal, premium, if any, and interest (whether accruing before or after filing of any petition in bankruptcy or any similar proceedings by or against the Credit Parties and whether or not allowed as a claim in bankruptcy or similar proceedings) for (i) indebtedness for money borrowed, (ii) indebtedness evidenced by securities, bonds, debentures, notes or other similar written instruments, (iii) any deferred obligation for the payment of the purchase price or conditional sale obligation of property or assets acquired other than in the ordinary course of business, (iv) all obligations for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction, (v) all obligations under “keep-well” agreements required by insurance regulators or (vi) any obligation referred to in (i) through (v) above of other persons secured by any lien on any property or asset of the Credit Parties (to the extent of the value of such property or asset subject to such lien) and (b) all indebtedness for obligations to make payment in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts (including future or options contracts) swap agreements, cap agreements, repurchase and reverse repurchase agreements and similar arrangements, whether outstanding on the Issue Date or thereafter created, assumed or incurred.

“Indebtedness Ranking Junior to the Notes” shall mean any Indebtedness, whether outstanding on the Issue Date or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to the Notes (and any Indebtedness Ranking on a Parity with the Notes) in right of payment upon the Company’s or any Guarantor’s dissolution, winding-up, liquidation, reorganization, or similar events. The securing of any Indebtedness in compliance with this Indenture, otherwise constituting Indebtedness Ranking Junior to the Notes, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Notes.

“Indebtedness Ranking on a Parity with the Notes” shall mean Indebtedness, whether outstanding on the Issue Date or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to the Notes (and any Indebtedness Ranking on a Parity with the Notes) in right of payment upon the Company’s or any Guarantor’s dissolution, winding-up, liquidation, reorganization or similar events. The securing of any Indebtedness in compliance with this Indenture, otherwise constituting Indebtedness Ranking on a Parity with the Notes, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Notes.

“Indenture” means this Indenture as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Indenture and any such supplemental indenture, respectively.

“Initial Notes” has the meaning specified in Section 201.

“Insignificant Guarantor” means a Guarantor (or a group of Guarantors taken together) that would not, on a combined and consolidated basis and taken as a whole together with all then-existing Non-Guarantor Entities designated pursuant to clause (ii) of the definition of Non-Guarantor Entity set forth in Section 610, constitute a Significant Subsidiary.

“Interest Payment Date” means March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 2023, subject to the Company’s right to defer the payment of interest as set forth in Section 204.

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Issue Date” means August 23, 2023.

“Junior Claims” has the meaning specified in Section 701(a)(iii).

“Maturity” means the date on which the principal of the Notes becomes due and payable as herein provided, whether at the Stated Maturity or by call for redemption or otherwise (but excluding any provision providing for the repurchase of such Notes at the option of the Holder thereof upon the happening of any contingency beyond the control of the Company unless such contingency has occurred).

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Most recent H.15” means the H.15 published closest in time but prior to the close of business on the second Business Day prior to the applicable Reset Date.

“New Apollo Operating Group Entity” means any Subsidiary (other than a directly or indirectly wholly-owned Subsidiary) of AAM other than (i) a then-existing Guarantor, (ii) any Person in which AAM directly or indirectly owns its interest through one or more then-existing Guarantors or (iii) any Person through which AAM directly or indirectly owns its interests in one or more then-existing Guarantors.

“Non-Guarantor Entity” means any Person so designated by the Company pursuant to Section 610.

“Non-Guarantor Limitation” has the meaning specified in Section 610.

“Notes Payment” has the meaning specified in Section 702(a)(i).

“Notice of Default” means a written notice of the kind specified in Section 902.

“Obligations” has the meaning specified in Section 601.

“Officer” means any President, Chairman, Chief Executive Officer, Co-Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Legal Officer, General Counsel, Chief Risk Officer, Chief Accounting Officer, Treasurer, Assistant Treasurer, Managing Director, Director, Vice President, Secretary or Assistant Secretary of the Company or any Guarantor (or any sole or managing member or general partner of any Guarantor or ultimate general partner, sole or managing member of such member or general partner), as the case may be.

“Officer’s Certificate” means a certificate signed by an Officer of the Company or any Guarantor (or any sole or managing member or general partner of any Guarantor or ultimate general partner, sole or managing member of such member or general partner), as the case may be, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel (who may be counsel for, including an employee or Officer of, the Company or for any Guarantor) and who shall be reasonably acceptable to the Trustee; provided, however, that no such Opinion of Counsel shall be required in the case of any supplemental indenture executed and delivered concurrently with the original execution and delivery of this Indenture.

“Outstanding” means, when used with respect to Notes, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1)	Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)

Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3)	Notes as to which Defeasance has been effected pursuant to Article XIII; and

(4)

Notes which have been paid or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to Section 210, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, the Notes owned by the Company, any Guarantor or any other obligor upon the Notes or any Affiliate of the Company, any Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding (except with respect to any such request, demand, authorization, direction, notice, consent, waiver or other action hereunder that requires the consent of the Holder of each Outstanding Note affected thereby pursuant to the terms of this Indenture), except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Responsible Officer actually knows to be so owned shall be so disregarded. Notes so owned by the Company or any Affiliate of the Company which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company, any Guarantor or any other obligor upon the Notes or any Affiliate of the Company, any Guarantor or such other obligor.

“Parity Claims” has the meaning specified in Section 701(a)(ii).

“Paying Agent” means any Person authorized by the Company to pay the principal of or premium, if any, or interest on any Notes on behalf of the Company or any Guarantor.

“Payment Blockage Period” has the meaning specified in Section 703(b).

“Permitted Jurisdictions” has the meaning specified in Section 501(a)(1).

“Permitted Liens” means (a) liens on voting stock or profit participating equity interests of Athene Holding Ltd. and any of its direct or indirect subsidiaries, (b) liens on voting stock or profit participating equity interests of any Subsidiary existing at the time such entity becomes a direct or indirect Subsidiary of the Company or is merged into a direct or indirect Subsidiary of the Company (provided such liens are not created or incurred in connection with such transaction and do not extend to any other Subsidiary), (c) statutory liens, liens for taxes or assessments or governmental liens not yet due or delinquent or which can be paid without penalty or are being contested in good faith, (d) other liens of a similar nature as those described above, (e) liens existing on the Issue Date, (f) liens securing indebtedness for borrowed money in an aggregate principal amount outstanding at any one time not to exceed $2,500 million, (g) any pledge, lien or other encumbrance (x) the board of directors of the Company determines does not materially detract from or interfere with the value or control, as of the date of such determination, of the Credit Parties’ or any of their subsidiaries’ voting or profit participating equity ownership interests in any Subsidiary and (y) in respect thereof the Company delivers an Officer’s Certificate to the Trustee certifying that it has received a confirmation from the Rating Agencies that the incurrence of such pledge, lien or other encumbrance would not result in a lowering of the rating on the Notes (provided that to the extent the Rating Agencies are then no longer providing advance confirmation of ratings, such Officer’s Certificate shall certify that the board of directors of the Company has determined that such pledge, lien or other encumbrance would not materially detract from the creditworthiness of the Credit Parties) and (h) any lien renewing, extending or refunding any lien permitted hereby without increase of the principal of the indebtedness secured thereby.

“Person” means an individual, a corporation, a partnership, a limited liability company, a limited liability partnership, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Proceeding” has the meaning specified in Section 701(a)(i).

“Rating Agency” means:

(1)	each of Fitch, Moody’s and S&P; and

(2)

if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“Rating Agency Event” means a change to the methodology or criteria that were employed by an applicable nationally recognized statistical rating organization for purposes of assigning equity credit to securities with features similar to the Notes on the Issue Date (the “current methodology”), which change either (x) shortens the period of time during which equity credit pertaining to the Notes would have been in effect had the current methodology not been changed or (y) reduces the amount of equity credit assigned to the Notes as compared with the amount of equity credit that such rating agency had assigned to the Notes as of the Issue Date.

“Redemption Date” means, when used with respect to the Notes, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to the Notes, the price at which it is to be redeemed pursuant to this Indenture.

“Record Date” means March 1, June 1, September 1 and December 1, immediately prior to the relevant Interest Payment Date (whether or not a Business Day).

“Reset Date” means the First Call Date and each date falling on the fifth anniversary of the preceding Reset Date.

“Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two Business Days prior to the beginning of such Reset Period.

“Reset Period” means the period from and including the First Call Date to, but excluding, the next following Reset Date and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date.

“Responsible Officer” means with respect to the Trustee, any officer assigned to the Corporate Trust Department of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture and, for the purposes of Section 901(3)(B), shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor thereto.

“Securities Act” means the U.S. Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 208, which shall initially be U.S. Bank Trust Company, National Association.

“Senior Claims” has the meaning specified in Section 701(a)(i).

“Senior Indebtedness” shall mean all Indebtedness, whether outstanding on the Issue Date or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Notes or Indebtedness Ranking Junior to the Notes, and any deferrals, renewals or extensions of such Senior Indebtedness. Senior Indebtedness does not include obligations to trade creditors created or assumed by the Credit Parties in the ordinary course of business, which will rank pari passu with the Notes and the Guarantees in right of payment upon liquidation.

“Senior Indebtedness Default” has the meaning specified in Section 703.

“Senior Nonmonetary Default” means the occurrence or existence and continuance of any default (other than a Senior Indebtedness Default) or any event which, after notice or lapse of time (or both), would become an event of default (other than a Senior Indebtedness Default), under the terms of any instrument or agreement pursuant to which any Senior Indebtedness is outstanding, permitting (after notice or lapse of time or both) one or more holders of such Senior Indebtedness (or a trustee or agent on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable.

“Significant Subsidiary” means a “significant subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act or any successor provision) of the Company.

“Special Record Date” has the meaning specified in Section 211.

“Stated Maturity” has the meaning specified in Section 201.

“Subsidiary” means any entity of which securities or other ownership interests representing more than 50% of the ordinary voting power (other than securities or ownership interests having such power only by reason of the happening of a contingency) are, at the time any determination is being made, directly or indirectly, owned, controlled or held by any Credit Party, but shall not include: (a) any investment vehicle (whether open-ended or closed-ended) or any separate or managed account including, without limitation, an investment fund or company, a general or limited partnership, a trust, a company or other business entity organized in any jurisdiction (i) sponsored or promoted by any of the Credit Parties or their Affiliates, (ii) for which any of the Credit Parties or their Affiliates acts as a general partner or managing member (or in a similar capacity) or (iii) for which any of the Credit Parties or their Affiliates acts as an investment adviser or investment manager; (b) any variable interest entity; (c) any portfolio company or investment of any such investment fund or vehicle or any special purpose entity formed to acquire or hold any such portfolio company or investment; (d) any Apollo Fund or (e) or any Subsidiary of any of the foregoing.

“Substantially All Merger” means a merger or consolidation of one or more Credit Parties with or into another Person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of the properties and assets of the Credit Group to a Person that is not within the Credit Group immediately prior to such transaction.

“Substantially All Sale” means a sale, assignment, transfer, lease or conveyance to any other Person, in one or a series of related transactions, directly or indirectly, of all or substantially all of the properties and assets of the Credit Group to a Person that is not within the Credit Group immediately prior to such transaction.

“Tax Redemption Event” means that the Company shall have received an opinion of counsel rendered by a law firm of nationally recognized standing or an opinion of a “Big Four” accounting firm that, in each case, is experienced in such matters, stating that, as a result of any:

(i) amendment to, or change in (including any promulgation, enactment, execution or modification of) the laws (or any regulations under those laws) of the United States or any political subdivision thereof or therein affecting taxation;

(ii) official administrative pronouncement (including a private letter ruling, technical advice memorandum or similar pronouncement) or judicial decision or administrative action or other official pronouncement interpreting or applying the laws or regulations enumerated in the subclause (i) above, by any court, governmental agency or regulatory authority; or

(iii) threatened challenge asserted in connection with an audit of the Credit Parties, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes (each of the above, a “change of tax law”);

which amendment or change is enacted or effective or which pronouncement or decision is announced or which challenge is asserted against the Credit Parties or becomes publicly known on or after the Issue Date, there is more than an insubstantial increase in the risk that interest accruable or payable by the Company on the Notes is not, or within 365 days of the date of such opinion will not be, deductible by the Company in whole or in part, for U.S. federal income tax purposes; provided that a change of tax law under section 163(j) of the Internal Revenue Code (“section 163(j)”) (including any amendment to section 163(j), and any amendment to or the issuance of regulations or another official administrative pronouncement under section 163(j)), shall not give rise to a “Tax Redemption Event” unless, in the opinion of counsel rendered by a law firm of nationally recognized standing or an opinion of a “Big Four” accounting firm that, in each case, is experienced in such matters, the change of tax law under section 163(j) limits, defers or prohibits the deduction of interest on the Notes in a manner or to an extent different from interest on Senior Indebtedness obligations of the Company or any Guarantor by reason of the specific characteristics of the Notes.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means U.S. Bank Trust Company, National Association, or any successor thereto.

“U.S. Government Obligation” has the meaning specified in Section 1303(1).

Section 102. Rules of Construction.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)	the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular;

(2)

all other terms used herein which are defined in the Trust Indenture Act or by Commission rule under the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)	all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(4)	unless the context otherwise requires, any reference to an “Article,” a “Section” or a “Schedule” refers to an Article, a Section or a Schedule, as the case may be, of this Indenture;

(5)	the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6)	“including” means including without limitation;

(7)	“or” is not exclusive; and

(8)

unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements and instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture.

Section 103. Conflict with Trust Indenture Act.

If any provision of this Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

ARTICLE II

THE NOTES

Section 201. Amount of Notes.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Issue Date is $600,000,000 (the “Initial Notes”). The Notes shall mature on September 15, 2053 (the “Stated Maturity”), unless the Notes are redeemed prior to that date as described in Article III. The aggregate principal amount of Initial Notes Outstanding at any time may not exceed $600,000,000, except for Notes issued, authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 208, 210, and 1106 of this Indenture and except for any Notes which, pursuant to Section 207 of this Indenture, are deemed never to have been authenticated and delivered.

The Company may, without the consent of the Holders, issue additional Notes hereunder as part of the same series and on the same terms and conditions (and having the same Guarantors) and with the same CUSIP number as the Initial Notes (“Additional Notes”), but such Additional Notes may be offered at a different offering price or have a different issue date, initial interest accrual date or initial interest payment date than the Initial Notes; provided that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will not have the same CUSIP number as the Initial Notes. Unless the context otherwise requires, all references to the Notes shall include any such Additional Notes.

Section 202. Denominations.

The Notes shall be issuable only in fully registered form without coupons and only in such denominations of $25.00 and any integral multiple of $25.00 in excess thereof.

Section 203. Interest.

(a) Except as otherwise provided as contemplated by Section 204 with respect to the Notes, interest on the Notes will accrue at the per annum rate of 7.625%, from and including the date specified on the face of such Notes to, but excluding the First Call Date and will be paid on the basis of a 360-day year comprised of twelve 30-day months.

(b) On and after the First Call Date, the interest rate on the Notes for each Reset Period will be equal to the Five-Year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 3.226%.

(c) The applicable interest rate for each Reset Period will be determined by the calculation agent as of the applicable Reset Interest Determination Date.

(d) Unless the Company has delivered a notice of redemption of all Outstanding Notes pursuant to Section 306, with such redemption to occur on the First Call Date, the Company will appoint a calculation agent with respect to the Notes prior to the Reset Interest Determination Date preceding the First Call Date. The applicable interest rate for each Reset Period will be determined by the calculation agent, as of the applicable Reset Interest Determination Date. Promptly upon such determination, the calculation agent will notify the Company of the interest rate for the Reset Period. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period beginning on or after the First Call Date, will be on file at the Company’s principal offices, will be made available to any Holder of the Notes upon request and will be final and binding in the absence of manifest error.

(e) Except as otherwise provided as contemplated by Section 204 with respect to the Notes, the Company shall pay interest on the Notes quarterly in arrears on each Interest Payment Date, commencing on December 15, 2023, to the registered Holders of the Notes at the close of business on the applicable Record Date.

(f) Amounts due on the Stated Maturity or earlier Redemption Date of the Notes will be payable at the Corporate Trust Office. The Company shall make payments of principal, premium, if any, and interest in respect of the Notes in book-entry form to DTC in immediately available funds, while disbursement of such payments to owners of beneficial interests in Notes in book-entry form will be made in accordance with the procedures of DTC and its participants in effect from time to time. The Trustee will initially act as Paying Agent. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company shall be required to maintain a Paying Agent for the Notes.

Section 204. Option to Defer Interest Payments.

(a) So long as no Event of Default with respect to the Notes has occurred and is continuing, the Company shall have the right, at any time and from time to time, to defer the payment of interest on the Notes for one or more optional deferral periods of up to five consecutive years without giving rise to an Event of Default, provided that no optional deferral period shall extend beyond the Stated Maturity or the earlier acceleration or redemption of the Notes.

(b) During an optional deferral period, interest shall continue to accrue on the Notes, and deferred interest payments shall accrue additional interest at the then applicable interest rate on the Notes, compounded quarterly as of each Interest Payment Date to the extent permitted by applicable law. No interest otherwise due during an optional deferral period shall be due and payable on the Notes until the end of such optional deferral period except upon an acceleration or redemption of the Notes during such deferral period.

(c) During an optional deferral period, the Company shall be prohibited from paying current interest on the Notes until all accrued and unpaid deferred interest plus any accrued interest thereon has been paid.

(d) At the end of five years following the commencement of any optional deferral period, the Company shall pay all accrued and unpaid deferred interest, including compounded interest thereon if it has not been paid before that time, on the Notes to the Persons in whose names the Notes are registered at the close of business on the Record Date with respect to the Interest Payment Date at the end of such optional deferral period. If, at the end of any optional deferral period, the Company shall have paid all deferred interest due on the Notes, including compounded interest, the Company may again defer interest payments on the Notes pursuant to this Section 204.

(e) The Company shall give written notice of its election to commence or continue any optional deferral period to the Trustee and the Holders of the Notes at least two Business Days and not more than 60 Business Days before the next Interest Payment Date.

Section 205. Payment Restrictions During a Deferral Period.

(a) After the commencement of an optional deferral period and until the Company has paid all accrued and unpaid interest on the Notes, the Company and the Guarantors shall not:

(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any equity interests, including common and preferred stock, of the Company or the Guarantors;

(ii) make any payment of principal, interest or premium on or repay, repurchase or redeem any Indebtedness Ranking on a Parity with the Notes or Indebtedness Ranking Junior to the Notes; or

(iii) make any guarantee payments with respect to any guarantee by the Company or any Guarantor of any securities of any of their respective Subsidiaries if such guarantee ranks pari passu with or junior in right of payment to the Notes;

(b) other than:

(i) pro rata distributions of cash in respect of income tax liabilities pursuant to the organizational documents of the Company and the Guarantors existing as of the Issue Date;

(ii) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, equity interests of the Company or the Guarantors where the dividend equity interests or equity interests issuable upon exercise of such options, warrants or other rights is the same equity interests as that on which the dividend or distribution is being paid or ranks equally with or junior to such equity interests;

(iii) any declaration of a dividend in connection with the implementation of a stockholder’s rights plan, or the issuance of equity interests under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

(iv) as a result of a reclassification of any series or class of equity interests of the Company or the Guarantors or the exchange or conversion of one class or series of equity interests of the Company or the Guarantors for or into another class or series of equity interests of the Company or the Guarantors;

(v) the purchase of fractional interests in shares of equity interests of the Company or the Guarantors pursuant to an acquisition or the conversion or exchange provisions of such equity interests or the security being converted or exchanged;

(vi) purchases or acquisitions, including the net settlement, of shares of equity interests of the Company or the Guarantors in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of directors, officers, agents, consultants or employees of the Company or the Guarantors or satisfaction of the Company’s and the Guarantors’ obligations under any dividend reinvestment plan or director, officer, agent, consultant or employee stock purchase plans;

(vii) any exchange, redemption or conversion of any class or series of equity interests of the Company or the Guarantors, or the equity interests of one of their respective Subsidiaries, for any other class or series of equity interests of the Company or the Guarantors, or of any class or series of their respective Indebtedness for any class or series of equity interests of the Company or the Guarantors;

(viii) purchases, redemptions or acquisitions of shares of equity interests of the Company or the Guarantors in connection with satisfaction of the Company’s or the Guarantors’ obligations under any contract or security entered into before and not entered into in anticipation of the commencement of the optional deferral period; and

(ix) (i) payment of current or deferred interest on the Company’s or any Guarantor’s Indebtedness Ranking on a Parity with the Notes made pro rata to the amounts due on such Indebtedness Ranking on a Parity with the Notes and the Notes and (ii) payment of principal or current or deferred interest on the Company’s or any Guarantor’s Indebtedness Ranking on a Parity with the Notes that, if not made, would cause a breach of the terms of the instrument governing such Indebtedness Ranking on a Parity with the Notes.

Section 206. Form Generally.

(a) The Notes shall be in substantially the form set forth in Exhibit A of this Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the Officer executing such Notes, as evidenced by the execution thereof. All Notes shall be in fully registered form.

(b) The definitive Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officer of the Company executing such Notes, as evidenced by the execution of such Notes.

(c) Upon their original issuance, the Notes shall be issued in the form of one or more Global Notes, in definitive, fully registered form without interest coupons.

Each such Global Note shall be duly executed by the Company, authenticated and delivered by the Trustee and shall be registered in the name of DTC, as Depositary, or its nominee, and deposited with the Trustee, as custodian for DTC. Beneficial interests in such Global Notes will be shown on, and transfers will only be made through, the records maintained by DTC and its participants, including Clearstream and the Euroclear System.

Section 207. Execution, Authentication, Delivery and Dating.

The Notes shall be executed on behalf of the Company by any Officer of the Company. The signature on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with the Company Order shall authenticate and deliver such Notes.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 213, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 208. Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.

Upon surrender for registration of transfer of any Note at the office or agency of the Company, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of like tenor and principal amount.

At the option of the Holder, Notes may be exchanged for other Notes, of any authorized denominations and of like tenor and principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes, which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company and the respective Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 309 or Section 1106 not involving any transfer.

If the Notes are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Notes selected for redemption under Section 305 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Holders of any certificated Notes (as opposed to Notes in book-entry form) being transferred shall provide or cause to be provided to the Trustee all information in its possession that is necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation, any cost basis reporting obligations under section 6045 of the Internal Revenue Code. The Trustee may rely on any such information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Neither the Trustee nor the Security Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The provisions of clauses (1), (2), (3) and (4) of this paragraph shall apply only to Global Notes:

(1) Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Note or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

(2) Notwithstanding any other provision in this Indenture, and subject to such applicable provisions, if any, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary with respect to such Global Note and a successor Depositary is not appointed by the Company within 90 days, (B) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed within 90 days, (C) there shall have occurred and be continuing an Event of Default with respect to such Global Note or (D) the Company so directs the Trustee by a Company Order.

(3) Subject to clause (2) above, any exchange of a Global Note for other Notes may be made in whole or in part, and all Notes issued in exchange for a Global Note or any portion thereof shall be registered in such names as the Depositary for such Global Note shall direct.

(4) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Note or any portion thereof, whether pursuant to this Section 208, 210, 309, 1106 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.

Section 209. Transfer and Exchange of Global Notes.

(1) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth in this Indenture and in the Global Note) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note to another Global Note shall deliver to the Security Registrar a duly completed assignment form in the form attached to the Global Note (the “Assignment Form”), any applicable certifications or opinions required by the Assignment Form and a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Note. The Security Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

(2) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

Section 210. Mutilated, Destroyed, Lost and Stolen Notes.

If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefore a new Note and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (1) evidence to their satisfaction of the destruction, loss or theft of any Note and (2) such security or indemnity as shall be required by them to save each of them and any agent of either of them harmless, then, in the absence of written notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note and of like tenor and principal amount, having the Guarantees noted therein, and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 210, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel to the Company and the fees and expenses of the Trustee and its counsel) connected therewith.

Every new Note issued pursuant to this Section 210 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company and the respective Guarantors, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes and Guarantees duly issued hereunder.

The provisions of this Section 210 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 211. Payment of Interest; Interest Rights Preserved.

Except as otherwise provided as contemplated by Section 204 with respect to the Notes, interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such interest.

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date, or is not duly deferred pursuant to Section 204 (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election, on the Notes to the Persons in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest (the “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Notes in the manner set forth in Section 1405, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such Special Record Date.

Subject to the foregoing provisions of this Section 211, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 212. Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, a Guarantor or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and premium, if any, and, subject to Section 204 and Section 211, any interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Guarantors, the Trustee nor any agent of the Company, a Guarantor or the Trustee shall be affected by notice to the contrary.

Section 213. Cancellation.

All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company or any Guarantor may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company or such Guarantor may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 213, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of in accordance with its customary procedures. The Trustee shall provide the Company or any Guarantor a list of all Notes that have been cancelled from time to time as requested in writing by the Company or such Guarantor.

Section 214. CUSIP or ISIN Numbers.

The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers and/or other similar numbers, if then generally in use, and thereafter with respect to the Notes, the Trustee may use such numbers in any notice of redemption with respect to the Notes; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Trustee shall be notified, in writing, of any change in the CUSIP or ISIN numbers.

Section 215. General Provisions Relating to Global Notes.

Owners of beneficial interests in the Notes evidenced by a Global Note will not be entitled to any rights under this Indenture with respect to such Global Note, and the Depositary or its nominee may be treated by the Company, the Guarantors, and the Trustee and any agent of the Company, the Guarantors or the Trustee, including any Security Registrar or Paying Agent as the owner and Holder of such Global Note for all purposes whatsoever. None of the Company, the Trustee, the Security Registrar, the Paying Agent or any other agent of the Company, the Guarantors or of the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global

Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. None of the Company, the Guarantors, the Trustee, the Security Registrar, the Paying Agent or any other agent of the Company or of the Trustee shall have any responsibility or liability to any person for any acts or omissions of the Depositary or its nominee in respect of a Global Note, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of such Global Note, for any transactions between such Depositary and any participant or indirect participant in such Depositary or between or among such Depositary, any participant or indirect participant in such Depositary and/or any Holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Security Registrar or the Paying Agent or such agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or its nominee or impair, as between the Depositary or its nominee and such owners of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary or its nominee as Holder of any Global Note.

ARTICLE III

REDEMPTION OF NOTES

Section 301. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Notes shall be evidenced by a Company Resolution or an Officer’s Certificate of the Company or in another manner specified as contemplated by this Indenture for such Notes. In case of any redemption at the election of the Company of the Notes, the Company shall, at least 15 days prior to the date any notice of a redemption is to be given to the Holders pursuant to Section 306 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Notes to be redeemed. In the case of any redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate of the Company evidencing compliance with such restriction.

Section 302. Optional Redemption.

The Company may redeem the Notes, in whole or in part, at its option, during the three-month period prior to, and including, the First Call Date, and during the three-month period prior to, and including, any subsequent Reset Date, on notice given not more than 60 days, if the Notes are being redeemed in full, or 45 days, if the notes are being redeemed in part, nor less than 30 days, prior to the Redemption Date, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, such Redemption Date.

Section 303. Tax Redemption.

If a Tax Redemption Event occurs prior to the Stated Maturity of the Notes, the Company may redeem the Notes, at its option, in whole but not in part, at any time within 120 days of the occurrence of a Tax Redemption Event, on notice given not more than 60 days nor less than 30 days prior to the Redemption Date, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, such Redemption Date.

Section 304. Redemption after the Occurrence of a Rating Agency Event.

If a Rating Agency Event occurs prior to the Stated Maturity of the Notes, the Company may redeem the Notes, at its option, in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by the Company following the occurrence of a Rating Agency Event or, in the absence of such review or appeal process, within 120 days of the occurrence of a Rating Agency Event, on notice given not more than 60 days nor less than 30 days prior to the Redemption Date, at a redemption price equal to 102% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date.

Section 305. Selection by Trustee of Notes to Be Redeemed.

If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate, including by lot or pro rata (subject to the then current rules and procedures of the applicable Depositary), and which may provide for the selection for redemption of a portion of the principal amount of the Notes; provided that the unredeemed portion of the principal amount of the Notes shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for the Notes.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

Section 306. Notice of Redemption.

(a)    Notice of redemption shall be given by first-class mail, postage prepaid, mailed, to each Holder of Notes to be redeemed, at such Holder’s address appearing in the Security Register, or otherwise delivered in accordance with the Applicable Procedures of the Depositary.

All notices of redemption shall identify the Notes to be redeemed and shall state:

(1)	the Redemption Date;

(2)	the Redemption Price (or the method of calculating such price);

(3)	if less than all the Outstanding Notes are to be redeemed, the identification and, in the case of partial redemption of any such Notes, the principal amount of the Notes to be redeemed;

(4)	that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(5)	the place or places where each Note is to be surrendered for payment of the Redemption Price; and

(6)

if applicable, the CUSIP, ISIN or any similar numbers of the Notes; provided, however, that no representation will be made as to the correctness or accuracy of the CUSIP, ISIN or any similar number, if any, listed in such notice or printed on the Notes.

A notice of redemption of the Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request (which may be rescinded or revoked at any time prior to the time at which the Trustee shall have given such notice to the Holders), by the Trustee in the name and at the expense of the Company. The notice, if delivered in the manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail (or otherwise delivered in accordance with the Applicable Procedures of the Depositary) or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Notes.

Section 307. Deposit of Redemption Price.

By no later than 11:00 a.m. (New York City time) on any Redemption Date, the Company shall deposit or cause to be deposited with the Trustee or with a Paying Agent (or, if any of the Credit Parties is acting as Paying Agent, such Credit Party will segregate and hold in trust as provided in Section 404) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued and unpaid interest on, all the Notes which are to be redeemed on that date, other than Notes or portions of Notes called for redemption which are owned by any of the Credit Parties and have been delivered by such Credit Party to the Trustee for cancellation. All money, if any, earned on funds held by the Paying Agent shall be remitted to the Company. In addition, the Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued interest, if any, on, all Notes to be redeemed.

Section 308. Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together, if applicable, with accrued and unpaid interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 211; provided, further, that if the Redemption Date is after a Record Date and on or prior to the Interest Payment Date, the accrued and unpaid interest shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

Section 309. Notes Redeemed in Part.

Any Note which is to be redeemed only in part shall be surrendered therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note of like tenor, of any authorized denomination as requested by such Holder, in principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

ARTICLE IV

COVENANTS

Section 401. Payment of Principal, Premium, if any, and Interest.

Except as otherwise provided as contemplated by Section 204 with respect to the Notes, the Company covenants and agrees for the benefit of the Notes that it will duly and punctually pay the principal of and premium, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture. Principal and interest shall be considered paid on the date due if, on or before 11:00 a.m. (New York City time) on such date, the Trustee or the Paying Agent (or, if the Company or any Subsidiary of a Credit Party is the Paying Agent, the segregated account or separate trust fund maintained by the Company or such Subsidiary pursuant to Section 404) holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful as provided in Section 211.

Notwithstanding anything to the contrary contained in this Indenture, the Company, the Guarantors or the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America or other domestic or foreign taxing authorities from principal or interest payments hereunder.

Section 402. Liens.

The Credit Parties shall not, and shall not cause or permit any of their respective Subsidiaries to, create, assume, incur or guarantee any indebtedness for money borrowed that is secured by a pledge, mortgage, lien or other encumbrance (other than Permitted Liens) on any voting stock or profit participating equity interests of their respective Subsidiaries (to the extent of their ownership of such voting stock or profit participating equity interests) or any entity that succeeds (whether by merger, consolidation, sale of assets or otherwise) to all or any substantial part of the business of any of such Subsidiaries, without providing that the Notes (together with, if the Credit Parties shall so determine, any other Indebtedness of, or guarantee by, the Credit Parties ranking equally with the Notes and existing as of the Issue Date or thereafter created) will be secured equally and ratably with or prior to all other Indebtedness secured by such pledge, mortgage, lien or other encumbrance on the voting stock or profit participating equity interests of any such entities for so long as such other Indebtedness is so secured. This Section 402 shall not limit the ability of the Credit Parties or their Subsidiaries to incur indebtedness or other obligations secured by liens on assets other than the voting stock or profit participating equity interests of the Credit Parties and their respective Subsidiaries.

Section 403. Maintenance of Office or Agency.

The Company will maintain an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

With respect to any Global Note, and except as otherwise may be specified for such Global Note as contemplated by Section 209, the Corporate Trust Office of the Trustee shall be the place where such Global Note may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Notes may be delivered in exchange therefor; provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary for such Global Note shall be deemed to have been effected for such Global Note in accordance with the provisions of this Indenture.

Section 404. Money for Notes Payments to Be Held in Trust.

If the Company shall at any time act as Paying Agent with respect to the Notes, it will, on or before each due date for the principal of or premium, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the Holders of such Notes a sum sufficient to pay the principal and premium, if any, and interest so becoming due until such sums shall be paid to such Holders or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for the Notes, it will, no later than 11:00 a.m. (New York City time) on each due date for the principal of or premium, if any, or interest on the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders of the Notes entitled to the same, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for the Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 404, that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee in writing of any default by the Company in making any such payment.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium, if any, interest or the redemption price on the Notes and remaining unclaimed for two years after such principal, premium, if any, interest or the redemption price has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 405. Statement by Officer as to Default.

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company ending after the date hereof an Officer’s Certificate of the Company signed by an Officer, stating whether or not, to the best knowledge of such Officer, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture applicable to it (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which such Officer may have knowledge.

The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default an Officer’s Certificate setting forth the details of such Event of Default, its status and the actions which the Company is taking or proposes to take with respect thereto.

Section 406. Waiver of Certain Covenants.

The Company or the Guarantors, as the case may be, may, with respect to the Notes, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 1101(1) or Section 1101(12) for the benefit of the Holders or in Article V, if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company or the Guarantors, as the case may be, and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE V

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

Section 501. Company and Guarantors May Merge or Transfer Assets on Certain Terms.

(a)    None of the Credit Parties shall be a party to a Substantially All Merger or participate in a Substantially All Sale, unless:

(1)

such Credit Party is the surviving Person, or the Person formed by or surviving such Substantially All Merger or to which such Substantially All Sale has been made is organized under the laws of the United States, Belgium, Bermuda, Canada, Cayman Islands, France, Germany, Gibraltar, Ireland, Italy, Luxembourg, the Netherlands, Switzerland, the United Kingdom or British Crown Dependencies, a member country of the Organisation for Economic Co-operation and Development or any political subdivision of any of the foregoing (collectively, the “Permitted Jurisdictions”), and has expressly assumed by supplemental indenture all of the obligations of such Credit Party under this Indenture;

(2)	immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing; and

(3)

the Company delivers to the Trustee an Officer’s Certificate of the Company and an Opinion of Counsel, each stating that such transaction and any supplemental indenture relating thereto comply with this Indenture and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(b)    For as long as any Notes under this Indenture remain Outstanding, each of the Credit Parties must be organized under the laws of a Permitted Jurisdiction.

Section 502. Successor Person Substituted.

Upon the consummation of a transaction contemplated by and consummated in accordance with Section 501, the successor Person shall succeed to, and be substituted for, and may exercise every right and power of, the applicable Credit Party under this Indenture, with the same effect as if such successor Person had been an original party to this Indenture, and, except in the case of a lease, the applicable Credit Party shall be released from all of its liabilities and obligations under this Indenture and the Notes (including the Guarantees).

ARTICLE VI

GUARANTEE OF NOTES

Section 601. Guarantee.

Each Guarantor hereby jointly and severally and fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee hereunder, and to the Trustee on behalf of each such Holder, the due and punctual payment in full of the principal of and premium, if any, and interest on such Note when and as the same shall become due and payable, whether at the Stated Maturity, call for redemption or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on such Note and all other amounts due and payable under this Indenture (collectively, the “Obligations”), in accordance with the terms of this Indenture. If the Company shall fail to pay when due any Obligations, for whatever reason, each Guarantor shall be jointly and severally obligated to pay in cash the same promptly.

Section 602. Additional Guarantors.

The Company and each Guarantor shall cause each New Apollo Operating Group Entity (other than a Non-Guarantor Entity) to become a Guarantor pursuant to this Indenture and provide a Guarantee in respect of the Notes.

Section 603. Waiver.

To the fullest extent permitted by applicable law, each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or any of the Holders exhaust any right or take any action against the Company or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to the Notes or the indebtedness evidenced thereby and all demands whatsoever, and covenants that no Guarantee will be discharged in respect of the Notes except by complete performance of the Obligations contained in the Notes and in this Article.

Section 604. Guarantee of Payment.

Each Guarantee shall constitute a guarantee of payment when due and not a guarantee of collection. The Guarantors hereby agree that, in the event of a default in payment of principal of or premium, if any, or interest on the Notes, whether at its Stated Maturity, by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of the Notes, subject to the terms and conditions set forth in this Indenture, directly against the Guarantors to enforce the Guarantee without first proceeding against the Company.

Section 605. No Discharge or Diminishment of Guarantee.

Subject to Section 610, the obligations of each of the Guarantors hereunder shall be absolute and unconditional and not be subject to any reduction, limitation, termination, impairment or for any reason (other than the payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Notes, this Indenture or the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Trustee or any Holder of the Notes to assert any claim or demand or to enforce any remedy under this Indenture or the Notes, any other guarantee or any other agreement, by any waiver, modification or indulgence of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, by any release of any other Guarantor pursuant to Section 610 or by any other act or omission or delay to do any other act that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations); provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantors, increase the principal amount of the Notes, or increase the interest rate thereon, change any redemption provisions thereof (including any change to increase any premium payable upon redemption thereof) or change the Stated Maturity of any payment thereon.

Section 606. Defenses of Company Waived.

To the extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Company or any other Guarantor or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company, other than final payment in full in cash of the Obligations. Each of the Guarantors waives any defense arising out of any such election even though such election operates to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of each of the Guarantors against the Company or any security.

Section 607. Continued Effectiveness.

Subject to Section 610, each of the Guarantors further agrees that its Guarantee with respect to any Note hereunder shall remain in full force and effect and continue to be irrevocable notwithstanding any petition filed by or against the Company for liquidation or reorganization, the Company becoming insolvent or making an assignment for the benefit of creditors or a receiver or trustee being appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored or returned by the Trustee or any Holder of any Note, whether as a “voidable preference,” “fraudulent transfer” upon bankruptcy or reorganization of the Company or otherwise, all as though such payment or performance had not been made, until the date upon which the entire Obligation, if any, and interest on such Note has been, or has been deemed pursuant to the provisions of this Indenture to have been paid in full. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned on any Note, such Note shall, to the fullest extent permitted by law, be reinstated and deemed paid only by such amount paid and not so rescinded, reduced, restored or returned.

Section 608. Subrogation.

In furtherance of the foregoing and not in limitation of any other right of each of the Guarantors by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, each of the Guarantors hereby promises to and will, upon receipt of written demand by the Trustee or any Holder of the Notes, forthwith pay, or cause to be paid, to the Holders in cash the amount of such unpaid Obligations, and thereupon the Holders shall, assign (except to the extent that such assignment would render a Guarantor a “creditor” of the Company within the meaning of Section 547 of Title 11 of the United States Code as now in effect or hereafter amended or any comparable provision of any successor statute) the amount of the Obligations owed to it and paid by such Guarantor pursuant to this Guarantee to such Guarantor, such assignment to be pro rata to the extent the Obligations in question were discharged by such Guarantor, or make such other disposition thereof as such Guarantor shall direct (all without recourse to the Holders, and without any representation or warranty by the Holders). If (a) a Guarantor shall make payment to the Holders of all or any part of the Obligations and (b) all the Obligations and all other amounts payable under this Indenture shall be paid in full, the Trustee will, at such Guarantor’s request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment by such Guarantor.

Section 609. Subordination.

Upon payment by any Guarantor of any sums to the Holders, as provided above, all rights of such Guarantor against the Company, arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinated and junior in right of payment to the prior payment in full in cash of all the Obligations to the Trustee; provided, however, that any right of subrogation that such Guarantor may have pursuant to this Indenture is subject to Section 608.

Section 610. Release of Guarantor and Termination of Guarantee.

A Guarantor shall, upon the occurrence of any of the following events, be automatically and unconditionally released and discharged from all obligations under this Indenture and its Guarantee without any action required on the part of the Trustee or any Holder; provided that such Guarantor would not, immediately after such release and discharge, be required to become a Guarantor pursuant to Section 602:

(1)

at any time such Guarantor is sold or disposed of (whether by merger, consolidation or the sale of all or substantially all of its assets) to an entity that is not required to become a Guarantor, if such sale or disposition is otherwise in compliance with this Indenture, including Article V hereof;

(2)	such Guarantor is designated a Non-Guarantor Entity in accordance with this Indenture;

(3)	the Company effects a Defeasance or Covenant Defeasance in accordance with Article XIII hereof; or

(4)	the full and final payment of the Notes.

The Company may designate any Person as a “Non-Guarantor Entity” if (i) such Person is directly or indirectly wholly owned by one or more of the Credit Parties or (ii) such Person, together with all then-existing Non-Guarantor Entities designated pursuant to this clause (ii) on a combined and consolidated basis and taken as a whole, would not constitute a Significant Subsidiary (the foregoing, the “Non-Guarantor Limitation”). The Company may also, from time to time, remove the designation of any Person as a Non-Guarantor Entity and must remove the designation as to one or more Non-Guarantor Entities designated pursuant to clause (ii) of the immediately preceding sentence to the extent as of the end of any fiscal quarter such Non-Guarantor Entities exceed the Non-Guarantor Limitation. Any such designation or removal by the Company shall be evidenced to the Trustee by promptly filing with the Trustee a Company Resolution giving effect to such designation or removal, and in the case of a designation, a certificate of a financial officer of the Company certifying that such designation complied with the foregoing provisions. The Company shall promptly file with the Trustee a notice of any such release of a Guarantor in accordance with this Indenture.

The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request of the Company accompanied by an Officer’s Certificate certifying as to the compliance with this Section 610.

Section 611. Limitation of Guarantors’ Liability.

Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantor. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under this Indenture and its Guarantee shall be limited to the maximum aggregate amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of, any other Guarantor in respect of the obligations of such Guarantor under its Guarantee or pursuant to any other obligations under this Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

Each Guarantee is expressly limited so that in no event shall the amount paid or agreed to be paid in respect of interest on the Notes (or fees or other amounts deemed payment for the use of funds) exceed the maximum permissible amount under applicable law, as in effect on the date hereof and as subsequently amended or modified to allow a greater amount of interest (or fees or other amounts deemed payment for the use of funds) to be paid under such Guarantee. If for any reason the amount in respect of interest (or fees or other amounts deemed payment for the use of funds) required by a Guarantee exceeds such maximum permissible amount, the obligation to pay interest under such Guarantee (or fees or other amounts deemed payment for the use of funds) shall be automatically reduced to such maximum permissible amount and any amounts collected by any holder of any Note in excess of the permissible amount shall be automatically applied to reduce the outstanding principal on such Note.

Section 612. No Obligation to Take Action Against the Company.

Neither the Trustee, any Holder nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or take any other steps under any Note for the Obligations or against the Company or any other Person or any Property of the Company or any other Person before the Trustee, such Holder or such other Person is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantee.

Section 613. Execution and Delivery.

To evidence its Guarantee set forth in this Article VI, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor, and in the case of any New Apollo Operating Group Entity that becomes a Guarantor in accordance with this Indenture, such New Apollo Operating Group Entity’s Guarantee shall be evidenced by the execution and delivery on behalf of such New Apollo Operating Group Entity of a supplemental indenture hereto by an Officer of such New Apollo Operating Group Entity.

Each Guarantor hereby agrees that its Guarantee set forth in this Article VI shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on any Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates any Note, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

ARTICLE VII

SUBORDINATION

Section 701. Subordination to Senior Claims.

(a) The Company and each Guarantor covenants and agrees, and each Holder of a Note, by its, his or her acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article VII, the payment of the principal of, premium, if any, and interest on each and all of the Notes:

(i) shall rank junior in right of payment to the prior payment in full in cash in U.S. dollars (except where applicable law may require such payment in another currency) in the event of (A) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its assets or the relevant Guarantor or its assets, as the case may be, (B) any liquidation, dissolution or other winding up of the Company or the relevant Guarantor, as the case may be, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (C) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company or the relevant Guarantor, as the case may be (each such event, a “Proceeding”), to the claims of the holders of all existing and future Senior Indebtedness of the Company or the relevant Guarantor, as the case may be (all such claims, “Senior Claims”);

(ii) (A) shall rank pari passu with respect to each other Note and (B) shall be similarly subordinated as, and accordingly rank pari passu with, all existing and future obligations of the Company or the relevant Guarantor, as the case may be, that rank equally in right of payment with the Indebtedness Ranking on Parity with the Notes in the distribution of assets pursuant to a Proceeding (all such claims referred to in clause (B) above, “Parity Claims”); and

(iii) shall rank prior to (A) the common stock (or the equivalent thereof) and preferred stock (or the equivalent thereof) of the Company and relevant Guarantor, (B) unless the Company’s or the relevant Guarantor’s certificate of incorporation or limited partnership agreement (or the equivalent thereof) expressly provide differently, any future shares (or the equivalent thereof) in the Company’s or the relevant Guarantor’s capital and (C) any existing and future obligations of the Company or the relevant Guarantor, as the case may be, that is Indebtedness Ranking Junior to the Notes of the Company or the relevant Guarantee, as the case may be (all such claims, “Junior Claims”).

(b) This Article VII shall constitute a continuing offer to all holders of Senior Claims, and such provisions are made for the benefit of the holders of Senior Claims and such holders are made obligees hereunder and any one or more of them may enforce such provisions. Holders of Senior Claims need not prove reliance on the subordination provisions hereof.

Section 702. Payment Over of Proceeds Upon Dissolution, Etc.

(a) Upon any payment or distribution of assets of the Company or a Guarantor to creditors in connection with a Proceeding:

(i) the holders of Senior Claims shall be entitled to receive payment in full in cash in U.S. dollars (except where applicable law may require such payment in another currency) of all amounts due on or to become due on or in respect of all Senior Claims (or provision shall be made for such payment in cash in U.S. dollars (or such other currency), noncallable U.S. Government Obligations, or a combination thereof), before the Holders of the Notes are entitled to receive any payment or distribution of any kind or character whether in cash, property or securities, on account of the principal of or interest on the Notes or on account of any purchase, redemption or other acquisition of the Notes or on account of the relevant Guarantee of any such payment or distribution (all such payments, distributions, purchases, redemptions and acquisitions, and the relevant Guarantee of the foregoing, whether or not in connection with a Proceeding, herein referred to, individually and collectively, as a “Notes Payment”); and

(ii) any payment or distribution of assets of the Company or any Guarantor of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders of the Notes or the Trustee would be entitled but for the provisions of this Article VII shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Claims or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Claims may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Claims held or represented by each, to the extent necessary to make payment in full in cash in U.S. dollars (except where applicable law may require such payment in another currency) of all Senior Claims remaining unpaid, after giving effect to any concurrent payment to the holders of such Senior Claims.

(b) If, notwithstanding the foregoing provisions of this Section 702, the Trustee or the Holder of any Note shall have received in connection with any Proceeding any Notes Payment before all Senior Claims are paid in full in cash in U.S. dollars (except where applicable law may require such payment in another currency) (or provision made for such payment in cash in U.S. dollars (or such other currency), noncallable U.S. Government Obligations, or a combination thereof), and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee by written notice or, as the case may be, such Holder, then and in such event such Notes Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company or the relevant Guarantor for application to the payment of all Senior Claims remaining unpaid, to the extent necessary to pay all Senior Claims in full in cash in U.S. dollars (or such other currency), after giving effect to any concurrent payment or distribution to or for the holders of Senior Claims.

(c) For purposes of this Article VII only, the words “any payment or distribution of any kind or character, whether in cash, property or securities” shall not be deemed to include a payment or distribution of shares of equity or securities of the Company or a Guarantor provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable Bankruptcy Law or of any other corporation provided for by such plan of reorganization or readjustment which shares of equity or securities are subordinated in right of payment to all Senior Claims that may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article VII. The consolidation of the Company or a Guarantor with, or the merger of the Company or a Guarantor into, another Person or the liquidation or dissolution of the Company or a Guarantor following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in this Article VII shall not be deemed a Proceeding for the purposes of this Section 702 if the Person formed by such consolidation or into which the Company or a Guarantor is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in this Article VII.

Section 703. No Payment When Senior Claims in Default.

(a) (i) In the event and during the continuation of any default in the payment of principal of, premium, if any, or interest on any Senior Claim when due, whether at the stated maturity of any such payment or by declaration of acceleration of maturity, call for redemption, mandatory payment or prepayment or otherwise (such default, a “Senior Indebtedness Default”) shall have occurred or (ii) in the event any judicial proceeding shall be pending with respect to any such Senior Indebtedness Default, then no Notes Payment by the Company or any Guarantor, as the case may be, shall be made unless and until such Senior Indebtedness Default shall have been cured or waived in writing or shall have ceased to exist or all amounts then due and payable in respect of such Senior Indebtedness (including amounts that have become and remain due by acceleration) shall have been paid in full in cash in U.S. dollars (except where applicable law may require such payment in another currency).

(b) If any Senior Nonmonetary Default shall have occurred and be continuing, then, upon the receipt by the Company or the relevant Guarantor and the Trustee of written notice of such Senior Nonmonetary Default from the holder of such Senior Indebtedness (or the agent, trustee or representative thereof), no Notes Payment shall be made by the Company or such Guarantor, as the case may be, during the period (the “Payment Blockage Period”) commencing on the date of such receipt of such written notice and ending (subject to any blockage of payments that may then or thereafter be in effect as the result of any Senior Indebtedness Default) on the earlier of (i) the date on which the Senior Indebtedness to which such Senior Nonmonetary Default relates is discharged or such Senior Nonmonetary Default shall have been cured or waived in writing or shall have ceased to exist and any acceleration of Senior Indebtedness to which such Senior Nonmonetary Default relates shall have been rescinded or annulled and (ii) the 179th day after the date of such receipt of such written notice. No more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days and there shall be a period of at least 181 consecutive days in each period of 360 consecutive days when no Payment Blockage Period is in effect. Following the commencement of any Payment Blockage Period, the holders of any Senior Indebtedness will be precluded from commencing a subsequent Payment Blockage Period until the conditions set forth in the preceding sentence are satisfied. For all purposes of this paragraph, no Senior Nonmonetary Default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by holders of Senior Indebtedness or their representatives unless such Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days. If, notwithstanding the foregoing, the Company or any Guarantor shall make any payment to the Trustee or the Holder of any Note prohibited by the foregoing provisions of this Section 703, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee by written notice or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company or the relevant Guarantor, as the case may be.

(c) The provisions of this Section 703 shall not apply to any Notes Payment with respect to which Section 702 would be applicable.

Section 704. Payment Permitted If No Default.

Nothing contained in this Article VII or elsewhere in this Indenture or in any of the Notes shall prevent (a) the Company or the relevant Guarantor, at any time except during the pendency of any Proceeding referred to in Section 702 or under the conditions described in Section 703, from making Notes Payments or (b) the application by the Trustee of any money deposited with it hereunder to a Notes Payment or the retention of such Notes Payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such Notes Payment would have been prohibited by the provisions of this Article VII.

Section 705. Subrogation to Rights of Holders of Senior Claims.

Subject to the payment in full in cash in U.S. dollars (except where applicable law may require such payment in another currency) of all Senior Claims, the Holders of the Notes shall be subrogated (equally and ratably with the holders of Parity Claims) to the rights of the holders of such Senior Claims to receive payments and distributions of cash, property and securities applicable to the Senior Claims until the principal of, premium, if any, and interest on the Notes shall be paid in full in cash in U.S. dollars (or such other currency). For purposes of such subrogation, no payments or distributions to the holders of the Senior Claims of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article VII, and no payments over pursuant to the provisions of this Article VII to the holders of Senior Claims by Holders of the Notes or the Trustee, shall, as among the Company or the relevant Guarantor, creditors other than holders of Senior Claims and the Holders of the Notes, be deemed to be a payment or distribution by the Company or the relevant Guarantor or to or on account of the Senior Claims.

Section 706. Provisions Solely to Define Relative Rights.

The provisions of this Article VII are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of Senior Claims, on the other hand. Nothing contained in this Article VII or elsewhere in Section 204 or in the Notes is intended to or shall (a) impair, as among the Company, the Guarantors and the Holders of the Notes, the obligations of the Company or the Guarantors, which are absolute and unconditional (subject in the case of interest, to the Company’s right to defer payment thereof as set forth in Section 204 and in the case of the Guarantees, without duplication of amounts theretofore paid by or on behalf of the Company), to pay to the Holders of the Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms or (b) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law in the event an Event of Default under Section 801(1) or (2) occurs and is continuing, subject to the rights, if any, under this Article VII of the holders of Senior Claims to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

Section 707. Trustee to Effectuate Subordination.

Each Holder of a Note by its, his or her acceptance thereof authorizes and directs the Trustee on its, his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article VII and appoints the Trustee its, his or her attorney-in-fact for any and all such purposes.

Section 708. No Waiver of Subordination Provisions.

(a) No right of any present or future holder of any Senior Claims to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or the relevant Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company or the relevant Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Claims may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article VII or the obligations hereunder of the Holders of the Notes to the holders of Senior Claims, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Claims, or otherwise amend or supplement in any manner Senior Claims or any instrument evidencing the same or any agreement under which Senior Claims are outstanding; (ii) permit the Company or the relevant Guarantor to borrow, repay and then reborrow any or all of the Senior Indebtedness; (iii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Claims; (iv) release any Person liable in any manner for the collection of Senior Claims; (v) exercise or refrain from exercising any rights against the Company or the relevant Guarantor and any other Person; and (vi) apply any sums received by the holders of Senior Claims to Senior Claims.

Section 709. Notice to Trustee.

(a) The Company or the relevant Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or the relevant Guarantor that would prohibit the making of any payment to or by the Trustee in respect of the Notes or that would end such prohibition. Notwithstanding the provisions of this Article VII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee in respect of the Notes or that would end such prohibition, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder of Senior Claims or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice of any prohibition provided for in this Section 709 at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding, but without limiting the rights and remedies of the holders of Senior Claims or any trustee, fiduciary or agent therefor, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date. Any notice required or permitted to be given to the Trustee by a holder of Senior Claims or by any agent, trustee or representative thereof shall be delivered in accordance with this Indenture.

(b) The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Claims (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Claims (or a trustee, fiduciary or agent therefor). If the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Claims to participate in any payment or distribution pursuant to this Article VII, the Trustee may request such Person to furnish evidence as to the amount of Senior Claims held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article VII, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

(c) Notwithstanding anything else contained herein, no notice, request or other communication to or with the Trustee shall be deemed given unless received by a Responsible Officer at the Corporate Trust Office.

Section 710. Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Company or a Guarantor referred to in this Article VII, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Claims, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VII; provided that the foregoing shall apply only if such court has been apprised of the provisions of this Article VII.

Section 711. Trustee Not Fiduciary for Holders of Senior Claims.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Claims and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or the relevant Guarantor or to any other Person cash, property or securities to which any holders of Senior Claims shall be entitled by virtue of this Article VII or otherwise.

Section 712. Rights of Trustee as Holder of Senior Claims; Preservation of Trustee’s Rights.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article VII with respect to any Senior Claims which may at any time be held by it, to the same extent as any other holder of Senior Claims, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article VII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 906.

Section 713. Article Applicable to Paying Agents.

If, at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article VII shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article VII in addition to or in place of the Trustee; provided, however, that Section 712 shall not apply to the Company or any Affiliate of the Company, or a Guarantor or any Affiliate of such Guarantor, if the Company, such Guarantor or any such Affiliate of the Company or such Guarantor acts as Paying Agent.

ARTICLE VIII

REMEDIES

Section 801. Events of Default.

An “Event of Default” means, whenever used herein or in a Note issued hereunder, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)

the Company defaults in the payment of any installment of interest, including compounded interest, on the Notes when due and payable after taking into account any optional deferral period as set forth in Section 204, and such default continues for a period of 30 days;

(2)

the Company defaults in the payment of the principal of or premium, if any, on the Notes when the same becomes due and payable, regardless of whether such payment became due and payable at their Stated Maturity, upon redemption or otherwise;

(3)	the Company or any Guarantor (other than an Insignificant Guarantor), pursuant to or within the meaning of the Bankruptcy Law:

(A) commences a voluntary case or proceeding;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors;

(E) files a petition in bankruptcy or answer or consent seeking reorganization or relief;

(F) consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

(G) takes any comparable action under any foreign laws relating to insolvency; or

(4)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)

    is for relief against the Company or any Guarantor (other than an Insignificant Guarantor) in an involuntary case, or adjudicates the Company or any Guarantor (other than an Insignificant Guarantor) insolvent or bankrupt;

(B)

    appoints a Custodian of the Company or any Guarantor (other than an Insignificant Guarantor) or for all or substantially all of the property of the Company or any Guarantor (other than an Insignificant Guarantor); or

(C)	orders the winding-up or liquidation of the Company or any Guarantor (other than an Insignificant Guarantor) (or any similar relief is granted under any foreign laws);

and the order or decree remains unstayed and in effect for 90 days.

Section 802. Collection of Indebtedness and Suits for Enforcement by Trustee.

If an Event of Default with respect to Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Notes by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 803. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, any Guarantor or any other obligor upon the Notes or the property of the Company, any Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or any Guarantor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(1)

to file and prove a claim for the whole amount of principal and premium, if any, and interest owning and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(2)	to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by the Holder to make such payments to the Trustee and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and for any other amounts due the Trustee under Section 907.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 804. Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, any predecessor Trustee under Section 907, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 805. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article VIII, and any money or other property distributable in respect of the Company’s obligations under this Indenture after the occurrence of an Event of Default, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee in all of its capacities hereunder (including any predecessor Trustee) under this Indenture;

SECOND: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and premium, if any, and interest, respectively; and

THIRD: To the payment of the remainder, if any, to the Company or the Guarantors.

Section 806. Limitation on Suits.

Except as otherwise provided in Section 807, no Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official) or for any other remedy hereunder, unless:

(1)	Such Holder has previously given written notice to the Trustee of a continuing Event of Default, specifying an Event of Default with respect to the Notes;

(2)

the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)	such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)	the Trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and

(5)	no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 807. Unconditional Right of Holders to Receive Principal, Premium, if any, and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and, subject to Section 204 and Section 211, interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption or repayment, on the Redemption Date or date for repayment, as the case may be) and to institute suit for the enforcement of any such payment and, such rights shall not be impaired without the consent of such Holder.

Section 808. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 210, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 809. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VIII or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 810. Control by Holders.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes; provided that

(1)	such direction shall not be in conflict with any rule of law or with this Indenture and shall not involve the Trustee in any personal liability, and

(2)	the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Before proceeding to exercise any right or power hereunder at the direction of the Holders, the Trustee shall be entitled to receive from such Holders security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Section 811. Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder with respect to such Notes its consequences, except a Default

(1)	in the payment of the principal of or premium, if any, or interest on any Note, or

(2)	in respect of a covenant or provision hereof which under Article XI cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 812. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess reasonable costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section 812 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company, any Guarantor or the Trustee, a suit by a Holder under Section 807, or a suit by Holders of more than 10% in aggregate principal amount of the Outstanding Notes.

Section 813. Waiver of Usury, Stay or Extension Laws.

Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 814. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

ARTICLE IX

THE TRUSTEE

Section 901. Certain Duties and Responsibilities of Trustee.

(1)	Except during the continuance of an Event of Default with respect to any Notes,

(A)

    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Notes, and no implied covenants or obligations shall be read into this Indenture against the Trustee with respect to such Notes; and

(B)

    in the absence of bad faith on its part, the Trustee may conclusively rely with respect to the Notes, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(2)

In case an Event of Default with respect to any Notes has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to such Notes, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(3)	No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(A)	this Section 901(3) shall not be construed to limit the effect of Section 901(1) or Section 901(4);

(B)

    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(C)

    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes, determined as provided in Sections 101, 810, and 1403, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.

(4)

No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(5)

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 901.

Section 902. Notice of Defaults.

If a Default occurs with respect to the Notes and is continuing and written notice of such Default has been received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, the Trustee shall give to each Holder of Notes a notice of Default within 90 days after such written notice is received by such Responsible Officer. Except in the case of a Default in payment of principal of or interest on the Notes, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding such notice is in the interests of Holders of Notes.

Section 903. Certain Rights of Trustee.

Subject to the provisions of Section 901:

(1)

the Trustee may conclusively rely and shall fully be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)

any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Company Resolution thereof;

(3)

whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate of the Company or the Guarantors;

(4)

the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)

the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6)

the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company or the Guarantors, personally or by agent or attorney at the sole cost of the Company or the Guarantors and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(7)

the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)

the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and to its agents;

(9)

the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(10)

anything in this Indenture notwithstanding, in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(11)

in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services (it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances);

(12)

the Trustee shall not be deemed to have notice of any Event of Default unless written notice of such Event of Default, as the case may be, has been received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(13)

the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(14)	the permissive right of the Trustee to take or refrain from taking action hereunder shall not be construed as a duty

Section 904. Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company and the Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes or the Guarantees. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

Section 905. May Hold Notes.

The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company or the Guarantors, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 908 and 913, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

Section 906. Money Held in Trust.

Money held by the Trustee in trust hereunder shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 907. Compensation and Reimbursement.

The Company and each Guarantor, jointly and severally, agrees:

(1)

to pay to the Trustee from time to time such compensation as shall be agreed to in writing between the parties hereto for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)

except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel and all Persons not regularly in its employ), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith, and the Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business; and

(3)

to indemnify each of the Trustee or any predecessor Trustee and their officers, agents, directors and employees for, and to hold them harmless against, any and all loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with this Indenture, the Notes and the transactions contemplated hereby and thereby, including the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section 907.

In addition to, but without prejudice to its other rights under this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 801(3) or (4), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 907, except with respect to funds held in trust for the benefit of the Holders of particular Notes for the payment of principal of and premium, if any, or interest.

The provisions of this Section 907 shall survive the satisfaction and discharge of the Notes, the termination for any reason of this Indenture and the resignation or removal of the Trustee.

Section 908. Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 909. Corporate Trustee Required; Eligibility.

The Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, has a combined capital and surplus of at least $50,000,000 and has its Corporate Trust Office in the Borough of Manhattan, The City of New York or any other major city in the United States that is acceptable to the Company. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 909 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent annual report of condition so published. If at any time the Trustee with respect to the Notes shall cease to be eligible in accordance with the provisions of this Section 909, it shall resign immediately in the manner and with the effect hereinafter specified in this Article IX.

Section 910. Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article IX shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 911.

The Trustee or any successor hereafter appointed may resign at any time with respect to the Notes by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 911 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

The Trustee may be removed at any time with respect to the Notes by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes, upon written notice delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 911 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

If at any time:

(1)

the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act pursuant to Section 908 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, unless the Trustee’s duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act, or

(2)	the Trustee shall fail to comply with Section 908 after written request therefor by the Company, the Guarantors or any Holder who has been a bona fide Holder of a Note for at least six months, or

(3)	the Trustee shall cease to be eligible under Section 909 and shall fail to resign after written request therefor by the Company, the Guarantors or any such Holder, or

(4)

the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company or the Guarantors may remove the Trustee with respect to all Notes or (B) subject to Section 812, Holders of 10% in aggregate principal amount of Notes who have been bona fide Holders of such Notes for at least six months may, on behalf of themselves and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Company or the Guarantors shall promptly appoint a successor Trustee or Trustees with respect to the Notes (it being understood that any such successor Trustee may be appointed with respect to the Notes and that at any time there shall be only one Trustee with respect to the Notes) and shall comply with the applicable requirements of Section 911. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 911, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the Company or the Guarantors. If no successor Trustee with respect to the Notes shall have been so appointed by the Company the Guarantors or the Holders and accepted appointment in the manner required by Section 911, Holders of 10% in aggregate principal amount of Notes who have been bona fide Holders of Notes for at least six months may, on behalf of themselves and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

The Company or the Guarantors shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes to all Holders of Notes in the manner provided in Section 1405. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

Section 911. Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company, the Guarantors and the retiring Trustee a written instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee, but, on the request of the Company, the Guarantors or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver a written instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder subject nonetheless to the lien provided for in Section 907.

In case of the appointment hereunder of a successor Trustee with respect to the Notes, the Company, the Guarantors, the retiring Trustee and each successor Trustee with respect to the Notes shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and the successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes; but, on request of the Company, the Guarantors or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to the successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes nonetheless to the lien provided for in Section 907.

Upon request of the successor Trustee, the Company and the Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article IX.

Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Holders, as their names and addresses appear upon the Security Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

Section 912. Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such Person shall be otherwise qualified and eligible under this Article IX, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, consolidation or sale to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes; and in case at that time any Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 913. Preferential Collection of Claims Against Company.

The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or has been removed shall comply with Section 311(a) of the Trust Indenture Act to the extent indicated.

Section 914. Trustee’s Application for Instructions from the Company.

Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed (to the extent not provided for in this Indenture) to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than 10 Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE X

HOLDERS’ LISTS AND REPORTS BY THE TRUSTEE,

THE COMPANY AND THE GUARANTORS

Section 1001. Company to Furnish Trustee Names and Addresses of Holders.

If the Trustee is not the Security Registrar, the Company shall cause the Security Registrar to furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Notes.

Section 1002. Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 1001 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may dispose of any list furnished to it as provided in Section 1001 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

Section 1003. Reports by Trustee.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange and automated quotation system, if any, upon which any Notes are listed, with the Commission (if accepted for filing by the Commission) and the Company.

Section 1004. Reports by the Company and the Guarantors.

Delivery of reports, information and documents to the Trustee is for informational purposes only and shall not constitute a representation or warranty as to the accuracy or completeness of the reports, information and documents. The Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or the Guarantors’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates of the Company).

(a) For so long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide (or cause its affiliates to provide) to the Trustee, unless available on the Commission’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) System (or successor system), within 15 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. The Trustee shall have no liability whatsoever to determine if any reports or information have been posted on the Commission’s EDGAR System (or successor system).

(b) The Company shall also, for so long as any Notes remain Outstanding, during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, furnish to the Holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act for the Company. The Company shall, or shall cause its Affiliates to, make the above information and reports available to Notes analysts and prospective investors upon request.

ARTICLE XI

SUPPLEMENTAL INDENTURES

Section 1101. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)

to add to the covenants for the benefit of the Holders of Notes or to surrender any right or power conferred upon the Company or any Guarantor hereunder, under any indenture supplemental hereto or under the Notes;

(2)

to evidence the succession of another Person to the Company or any Guarantor, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company or such Guarantor pursuant to Article V;

(3)	to add any additional Events of Default for the benefit of the Holders of the Notes;

(4)	to add new guarantors;

(5)	to provide for the release of any Guarantor in accordance with this Indenture;

(6)	to secure the Notes;

(7)

to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 911; or

(8)	to provide for the issuance of Additional Notes;

(9)	to establish the form or terms for Notes of any series as permitted by Section 201;

(10)	to comply with the rules of any applicable Depositary;

(11)

to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Notes in uncertificated form (provided that the uncertificated Notes are issued in registered form for purposes of section 163(f) of the Internal Revenue Code);

(12)

to add to, change or eliminate any of the provisions of this Indenture in respect of the Notes; provided that any such addition, change or elimination (A) shall neither (i) apply to any Notes created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Note with respect to such provision or (B) shall become effective only when there are no Notes Outstanding that are created prior to the execution of such supplemental indenture and are entitled to the benefit of such provision;

(13)

to cure any ambiguity, to correct or supplement any provision of this Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision herein or in any supplemental indenture;

(14)

to comply with the requirements of the Trust Indenture Act and any rules promulgated under the Trust Indenture Act, including in connection with the qualification of this Indenture or any supplemental indenture under the Trust Indenture Act;

(15)

to change any other provision contained in the Notes or under this Indenture; provided that such action pursuant to this clause (15) shall not adversely affect the interests of the Holders of the Notes in any material respect; and

(16)

to conform the text of this Indenture, the Notes or any supplemental indenture to any provision of the “Description of the Notes” contained in the Company’s prospectus supplement dated August 16, 2023 relating to the Initial Notes, in each case, as stated in an Officer’s Certificate.

For the purposes of this Indenture, no amendment to cure any ambiguity, defect or inconsistent provision in this Indenture or the Notes made solely to conform this Indenture or the Notes to the “Description of the Notes” contained in the Company’s prospectus supplement dated August 16, 2023 relating to the Initial Notes shall be deemed to adversely affect the interests of the Holders of any Notes.

Section 1102. Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange for Notes), by Act of said Holders delivered to the Company, the Guarantors and the Trustee, the Company, the Guarantors and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(1)	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Note;

(2)

reduce the principal amount of any Note which would be due and payable upon the Stated Maturity thereof pursuant to Section 802, or reduce the rate of or extend the time of payment of interest on any Note;

(3)	reduce any premium payable upon the redemption of or change the date on which any Note may or must be redeemed;

(4)	change the coin or currency in which the principal of or premium, if any, or interest on any Note is payable;

(5)

impair the right of any Holder to institute suit for the enforcement of payment of principal amount, interest, or premium on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(6)

reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

(7)

modify any of the provisions of this Section 1102, Section 406 and Section 811 except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 1102 and Section 406, or the deletion of this proviso, in accordance with the requirements of Sections 911 and 1101(7);

(8)	modify the terms of any Guarantee in a manner adverse to the Holders of Notes in any material respect; or

(9)	modify the subordination provisions of the Notes in any manner adverse to the Holders of the Notes; or

(10)	modify clauses (1) through (9) above.

It shall not be necessary for any Act of Holders under this Section 1102 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

In addition, the Holders of at least a majority in aggregate principal amount of the Outstanding Notes may, on behalf of the Holders of all such Notes, waive compliance with the Credit Parties’ covenants described under Section 401 and Section 402 and Article V of this Indenture.

Section 1103. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article XI or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and, subject to Section 901, shall be fully protected in relying upon, in addition to the documents required by Section 1401, an Opinion of Counsel or an Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, that such supplemental indenture is the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, and that all conditions precedent in this Indenture to the execution of such supplemental indenture, if any, have been complied with; provided, however, that no such Opinion of Counsel shall be required in the case of any supplemental indenture executed and delivered concurrently with the original execution and delivery of this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 1104. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article XI, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 1105. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article XI shall conform to the requirements of the Trust Indenture Act.

Section 1106. Notice of Supplemental Indenture; Reference in Notes to Supplemental Indentures.

After a supplemental indenture under Section 1101 and 1102 becomes effective, the Company shall mail to the Trustee a notice briefly describing such supplemental indenture or a copy of such supplemental indenture and the Trustee shall on behalf of the Company and at the expense of the Company mail such notice or supplemental indenture to Holders affected thereby. Any failure of the Trustee to mail such notice, or any defect therein, or any failure of the Trustee to mail such supplemental indenture, shall not in any way impair or affect the validity of any such supplemental indenture.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article XI may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

ARTICLE XII

SATISFACTION AND DISCHARGE

Section 1201. Satisfaction and Discharge of Indenture.

This Indenture shall, upon Company Request, cease to be of further effect with respect to the Notes (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to the Notes, when:

(1)	either

(A)

    all Notes theretofore authenticated and delivered (other than (i) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 210 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 404) have been delivered to the Trustee for cancellation; or

(B) all such Notes not theretofore delivered to the Trustee for cancellation

 (i) have become due and payable, or

 (ii) will become due and payable at their Stated Maturity within one year of the date of deposit, or

(iii)	are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, money in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and premium, if any, and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)	the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)

the Company has delivered to the Trustee an Officer’s Certificate of the Company and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such Notes have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 907 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 1201, the obligations of the Trustee under the last paragraph of Section 404 and Section 1202 shall survive.

Section 1202. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 404, all money deposited with the Trustee pursuant to Section 1201 shall be held in trust and applied by it, in accordance with this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee. All money deposited with the Trustee pursuant to Section 1201 (and held by it or any Paying Agent) for the payment of Securities subsequently converted into other property shall be returned to the Company upon Company Request. The Company may direct by a Company Order the investment of any money deposited with the Trustee pursuant to Section 1201, without distinction between principal and income, in (1) United States Treasury securities with a maturity of one year or less or (2) a money market fund that invests solely in short-term United States Treasury securities (including money market funds for which the Trustee or an Affiliate of the Trustee serves as investment advisor, administrator, shareholder, servicing agent and/or custodian or sub-custodian, notwithstanding that (a) the Trustee charges and collects fees and expenses from such funds for services rendered and (b) the Trustee charges and collects fees and expenses for services rendered pursuant to this Indenture at any time) and from time to time the Company may direct the reinvestment of all or a portion of such money in other securities or funds meeting the criteria specified in clause (1) or (2) of this Section 1202.

ARTICLE XIII

DEFEASANCE AND COVENANT DEFEASANCE

Section 1301. Defeasance and Discharge.

The Company and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to the Notes and related Guarantees as provided in this Section 1301 on and after the date the conditions set forth in Section 1303 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that each of the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and Guarantees and to have satisfied all its other obligations under the Notes and Guarantees and this Indenture insofar as the Notes and Guarantees are concerned (and the Trustee, at the expense of the Company or the Guarantors, as the case may be, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of the Notes to receive, solely from the trust fund described in Section 1303 and as more fully set forth in such Section 1304, payments in respect of the principal of and premium, if any, and interest on the Notes when payments are due, (2) the Company’s obligations with respect to the Notes and the Guarantors’ obligations with respect to such Guarantees under Sections 208, 210, 403 and 404, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article XIII. Subject to compliance with this Article XIII, the Company may exercise its option, if any, to have this Section 1301 applied to the Notes and the Guarantees notwithstanding the prior exercise of its option, if any, to have Section 1302 applied to the Notes and Guarantees.

Section 1302. Covenant Defeasance.

Upon the Company’s exercise of its option, if any, to have this Section 1302 applied to the Notes, (1) the Company and the Guarantors shall be released from their respective obligations under Section 501 and any covenants provided which were made a part of the terms of the Notes in accordance with Section 1101(1) for the benefit of the Holders of the Notes and (2) the occurrence of any event specified in Section 801 shall be deemed not to be or result in an Event of Default, in each case with respect to the Notes and the Guarantees as provided in this Section 1302 on and after the date the conditions set forth in Section 1303 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to the Notes and the Guarantees, each of the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and the Notes and the Guarantees shall be unaffected thereby.

Section 1303. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 1301 or 1302 to any Notes:

(1)

The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 909 and agrees to comply with the provisions of this Article XIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of the Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount, or (C) a combination thereof, deemed sufficient, in the case of (B) and (C), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and premium, if any, and interest on the Notes on the Stated Maturity, in accordance with the terms of this Indenture and the Notes. As used herein, “U.S. Government Obligation” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

(2)

In the event of an election to have Section 1301 apply to any Notes, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to the Notes and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3)

In the event of an election to have Section 1302 apply to the Notes, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to the Notes and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4)

No Default or Event of Default with respect to the Notes shall have occurred and be continuing at the time of such deposit or, insofar as Section 801(3) or Section 801(4) are concerned, at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(5)

Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound.

(6)

The Company shall have delivered to the Trustee an Officer’s Certificate of the Company and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with).

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of the Notes at a future date in accordance with this Article XIII.

Section 1304. Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 404, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section 1304 and Section 1305, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 1303 in respect of the Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of the Notes, of all sums due and to become due thereon in respect of principal and premium, if any, and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1303 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder’s account.

Anything in this Article XIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1303 with respect to any Notes which are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Notes.

Section 1305. Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article XIII with respect to the Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and the Notes and the Guarantees from which the Company and the Guarantors have been discharged or released pursuant to Section 1301 or 1302 shall be revived and reinstated as though no deposit had occurred pursuant to this Article XIII with respect to the Notes and the Guarantees, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1304 with respect to the Notes and the Guarantees in accordance with this Article XIII; provided, however, that (a) if the Company or the Guarantors makes any payment of principal of or premium, if any, or interest on the Notes following such reinstatement of its obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights, if any, of the Holders of the Notes to receive such payment from the money so held in trust and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Company or the Guarantors, as the case may be, promptly after receiving a written request therefor at any time, if such reinstatement of the obligations of the Company or the Guarantors, as the case may be, has occurred and continues to be in effect.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

Section 1401. Compliance Certificates and Opinions.

Upon any application or request by the Company or any Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished; provided, however, that no such Opinion of Counsel shall be required in the case of any supplemental indenture executed and delivered concurrently with the original execution and delivery of this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 405) shall include:

(1)	a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)

a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1402. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such Officer’s certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers stating that the information with respect to such factual matters is in the possession of the Company or a Guarantor, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1403. Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and, subject to Section 901, conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section 1403.

The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee reasonably deems sufficient. Where such execution is by a Person acting in a capacity other than such Person’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Notes shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any Paying Agent or the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

The Company or any Guarantor may, in its discretion, set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of such Notes but shall have no obligation to do so; provided that none of the Company or any Guarantor may set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If not set by the Company or any Guarantor prior to the first solicitation of Holders of Outstanding Notes made by any Person in respect of such action or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be 30 days prior to the first solicitation of such vote or consent. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Company or any Guarantor from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company or any Guarantor, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 1405.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to join in the giving or making of (i) any Notice of Default, (ii) any request to institute proceedings referred to in Section 806(2) or (iii) any direction referred to in Section 810, in each case with respect to the Notes. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company and the Guarantors in writing and to each Holder of Notes in the manner set forth in Section 1405.

With respect to any record date set pursuant to this Section 1403, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 1405, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1403, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any Notes may do so with regard to all or any part of the principal amount of such Notes or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 1404. Notices, Etc., to Trustee, Company and Guarantors.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)

the Trustee by any Holder or by the Company or a Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be by facsimile) to or with the Trustee at its Corporate Trust Office; or

(2)

the Company or a Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or overnight delivery, to the Company or any Guarantor addressed to the attention of the Secretary of the Company or such Guarantor at the address of the Company’s principal office specified in writing to the Trustee by the Company and, until further notice, at 9 West 57th Street, 42nd Floor, New York, New York 10019, fax number: (212) 515-3251, Attention: Chief Legal Officer.

The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company or any other Person as a result of such reliance upon or compliance with such instructions or directions. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 1405. Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or overnight delivery, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the Applicable Procedures of the Depositary, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice.

Section 1406. Agreement to Certain Tax Treatment.

Each beneficial owner of the Notes shall, by acquiring a beneficial interest therein, be deemed to have agreed to treat the Notes as indebtedness for U.S. federal income tax purposes.

Section 1407. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1408. Successors and Assigns.

All covenants and agreements in this Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors and assigns, whether so expressed or not.

Section 1409. Separability Clause.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1410. Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1411. Governing Law.

This Indenture, the Notes and the Guarantees shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of law.

Section 1412. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal and premium, if any, or interest, or the Redemption Price, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity. No interest shall accrue for the period from and after any such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the date of such payment with respect to such Interest Payment Date, Redemption Date or Stated Maturity.

Section 1413. No Recourse Against Others.

A director, partner, officer, employee, member, manager or stockholder as such of the Company or any Guarantor shall not have any liability for any obligations of the Company under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 1414. WAIVER OF JURY TRIAL.

EACH OF THE COMPANY, THE GUARANTORS, THE TRUSTEE AND THE HOLDERS, BY THEIR ACCEPTANCE OF THE NOTES, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AS AMONG THE COMPANY, THE GUARANTORS AND THE TRUSTEE ONLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE GUARANTEES.

Section 1415. U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 1416. Execution in Counterparts.

This Indenture may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the day and year first above written.

Apollo Global Management, Inc., as Issuer

By:	/s/ Jessica L. Lomm
	Name:	Jessica L. Lomm
	Title:	Vice President and Secretary

Apollo Asset Management, Inc., as Guarantor

By:	/s/ Jessica L. Lomm
	Name:	Jessica L. Lomm
	Title:	Vice President and Secretary

Apollo Principal Holdings I, L.P., as Guarantor

By:	Apollo Principal Holdings I GP, LLC, its general partner

By:	/s/ Jessica L. Lomm
	Name:	Jessica L. Lomm
	Title:	Vice President and Secretary

Apollo Principal Holdings II, L.P., as Guarantor

By:	Apollo Principal Holdings II GP, LLC, its general partner

By:	/s/ Jessica L. Lomm
	Name:	Jessica L. Lomm
	Title:	Vice President and Secretary

Apollo Principal Holdings III, L.P., as Guarantor

By:	Apollo Principal Holdings III GP, Ltd., its general partner

By:	/s/ Jessica L. Lomm
	Name:	Jessica L. Lomm
	Title:	Vice President and Secretary

Apollo Principal Holdings IV, L.P., as Guarantor

By:	Apollo Principal Holdings IV GP, Ltd., its general partner

By:	/s/ Jessica L. Lomm
	Name:	Jessica L. Lomm
	Title:	Vice President and Secretary

Apollo Principal Holdings V, L.P., as Guarantor

By:	Apollo Principal Holdings V GP, LLC, its general partner

By:	/s/ Jessica L. Lomm
	Name:	Jessica L. Lomm
	Title:	Vice President and Secretary

Apollo Principal Holdings VI, L.P., as Guarantor

By:	Apollo Principal Holdings VI GP, LLC, its general partner

By:	/s/ Jessica L. Lomm
	Name:	Jessica L. Lomm
	Title:	Vice President and Secretary

Apollo Principal Holdings VII, L.P., as Guarantor

By:	Apollo Principal Holdings VII GP, Ltd., its general partner

By:	/s/ Jessica L. Lomm
	Name:	Jessica L. Lomm
	Title:	Vice President and Secretary

Apollo Principal Holdings VIII, L.P., as Guarantor

By:	Apollo Principal Holdings VIII GP, Ltd., its general partner

By:	/s/ Jessica L. Lomm
	Name:	Jessica L. Lomm
	Title:	Vice President and Secretary

Apollo Principal Holdings IX, L.P., as Guarantor

By:	Apollo Principal Holdings IX GP, Ltd., its general partner

By:	/s/ Jessica L. Lomm
	Name:	Jessica L. Lomm
	Title:	Vice President and Secretary

AMH Principal Holdings X, L.P., as Guarantor

By:	Apollo Principal Holdings X GP, Ltd., its general partner

By:	/s/ Jessica L. Lomm
	Name:	Jessica L. Lomm
	Title:	Vice President and Secretary

AMH Principal Holdings XII, L.P., as Guarantor

By:	Apollo Principal Holdings XII GP, LLC, its general partner

By:	/s/ Jessica L. Lomm
Name:Jessica L. Lomm
Title: Vice President and Secretary

AMH Holdings (Cayman), L.P., as Guarantor

By:	AMH Holdings GP, Ltd., its general partner
By:	Apollo Management Holdings GP, LLC, its sole director

By:	/s/ Jessica L. Lomm
Name:Jessica L. Lomm
Title: Vice President and Secretary

Apollo Management Holdings, L.P., as Guarantor

By:	Apollo Management Holdings GP, LLC, its general partner

By:	/s/ Jessica L. Lomm
Name: Jessica L. Lomm
Title: Vice President and Secretary

U.S. Bank Trust Company, National Association, as Trustee

By:	/s/ Christopher J. Grell
Name: Christopher J. Grell
Title: Vice President

Schedule I

GUARANTORS

1.	Apollo Asset Management, Inc.
2.	Apollo Principal Holdings I, L.P.
3.	Apollo Principal Holdings II, L.P.
4.	Apollo Principal Holdings III, L.P.
5.	Apollo Principal Holdings IV, L.P.
6.	Apollo Principal Holdings V, L.P.
7.	Apollo Principal Holdings VI, L.P.
8.	Apollo Principal Holdings VII, L.P.
9.	Apollo Principal Holdings VIII, L.P.
10.	Apollo Principal Holdings IX, L.P.
11.	Apollo Principal Holdings X, L.P.
12.	AMH Principal Holdings XII, L.P.
13.	AMH Holdings (Cayman), L.P.
14.	Apollo Management Holdings, L.P.

Exhibit A

[FORM OF FACE OF NOTE]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL NOTE:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITORY TRUST COMPANY (“DTC”) OR ITS NOMINEE OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.].

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL NOTE FOR WHICH DTC IS TO BE THE DEPOSITARY:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Apollo Global Management, Inc.

7.625% FIXED-RATE RESETTABLE JUNIOR SUBORDINATED NOTE DUE 2053

No.	Principal Amount (US)$
CUSIP NO. [ ]

Apollo Global Management, Inc., a corporation duly formed and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                  United States U.S. dollars (U.S.$                 ) on September 15, 2053 and, subject to the Company’s right to defer payment of interest as set forth in the Indenture, to pay interest thereon, from August 23, 2023, or from the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date, which shall be March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 2023. The initial interest rate for the Notes from and including the issue date to, but excluding, December 15, 2028 (the “First Call Date”) will be 7.625% per annum. On and after the First Call Date, the interest rate on the Notes for each Reset Period (as defined in the Indenture) will be equal to the Five-Year U.S. Treasury Rate (as defined in the Indenture) as of the most recent Reset Interest Determination Date plus a spread of 3.226%.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Record Date for such interest, which shall be the March 1, June 1, September 1 or December 1 immediately prior to the relevant Interest Payment Date (whether or not a Business Day). Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of the Notes not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment of principal of, and premium, if any, and interest on this Note will be made at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. With respect to Global Notes, the Company will make such payments by wire transfer of immediately available funds to DTC, or its nominee, as registered owner of the Global Notes. With respect to certificated Notes, the Company will make such payments by wire transfer of immediately available funds to a United States Dollar account maintained in New York, New York to each Holder of an aggregate principal amount of Notes in excess of U.S. $5,000,000 that has furnished wire instructions in writing to the Trustee no later than 12 days prior to the relevant payment date. If a Holder of a certificated Note (i) does not furnish such wire instructions as provided in the preceding sentence or (ii) holds U.S. $5,000,000 or less aggregate principal amount of Notes, the Company will make such payments by mailing a check to such Holder’s registered address.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

APOLLO GLOBAL MANAGEMENT, INC., as issuer

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

By:

Authorized Signatory

[FORM OF REVERSE OF NOTE]

1. Indenture. This Note is one of a duly authorized issue of Notes of the Company designated as its “7.625% Fixed-Rate Resettable Junior Subordinated Notes due 2053” (herein called the “Notes”), issued under an indenture, dated as of August 23, 2023 (the “Indenture”), among the Company, the Guarantors and U.S. Bank Trust Company, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The aggregate principal amount of Initial Notes Outstanding at any time may not exceed $600,000,000 in aggregate principal amount. The Indenture pursuant to which this Note is issued provides that Additional Notes may be issued thereunder.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. In the event of a conflict or inconsistency between this Note and the Indenture, the provisions of the Indenture shall govern.

2. Optional Interest Deferral. The Company has the right on one or more occasions to defer the payment of interest on the Notes for up to five consecutive years (each such period, an “optional deferral period”). During an optional deferral period, interest will continue to accrue on the Notes, and deferred interest payments will accrue additional interest at the then applicable interest rate on the Notes, compounded quarterly as of each Interest Payment Date to the extent permitted by applicable law. If the Company has exercised its right to defer interest payments on the Notes, neither the Company nor any Guarantor may generally make payments on or redeem or purchase any of its equity interests or any of its debt securities or guarantees that rank pari passu or junior to the Notes, subject to exceptions as set forth in the Indenture.

3. Subordination. The Notes will constitute the Company’s and the relevant Guarantor’s direct, unsecured junior subordinated obligations, respectively, and will rank equally (without any preference) among themselves and with any Parity Claims and prior to any Junior Claims. The rights and claims of the Holders of the Notes, including under the Guarantees, will be subordinated to all Senior Claims.

4. Optional Redemption. During the three-month period prior to, and including, the First Call Date and during the three-month period prior to, and including, any subsequent Reset Date, the Company may at its option redeem all or a part of the Notes, on notice given not more than 60 days, if the Notes are not being redeemed in full, or 45 days, if the Notes are being redeemed in part, nor less than 30 days, prior to the Redemption Date, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding the Redemption Date.

5. Tax Redemption. If a Tax Redemption Event occurs prior to the maturity date of the Notes, the Company may redeem the Notes, at its option, in whole but not in part, within 120 days of the occurrence of a Tax Redemption Event, on notice given not more than 60 days nor less than 30 days, prior to the Redemption Date, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date.

6. Rating Agency Redemption. If a Rating Agency Event occurs prior to the maturity date of the Notes, the Company may redeem the Notes, in whole but not in part, at its option, within 120 days of the occurrence of a Rating Agency Event, on notice given not more than 60 days nor less than 30 days prior to the Redemption Date, at a redemption price equal to 102% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date.

7. Global Note. If this Note is a Global Note, then, in the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, redemption, repurchase or conversion of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Applicable Procedures.

8. Defaults and Remedies. If certain of the Events of Default shall occur, the Trustee may pursue all legal remedies available to it, including the commencement of a judicial proceeding for the collection of the sums due and unpaid or the Company’s winding up, subject to the limitations that may exist under applicable law in bankruptcy or insolvency proceedings, but the Trustee may not, in respect of certain Events of Defaults, declare the principal amount of any outstanding Notes to be due and payable.

No Holder of Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official) or for any other remedy hereunder (except actions for payment of overdue principal of, and premium, if any, or interest on such Notes in accordance with its terms), unless (i) such Holder has previously given written notice to the Trustee of an Event of Default and the continuance thereto with respect to the Notes, specifying an Event of Default, as required under the Indenture; (ii) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture; (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes, it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all of such Holders.

The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal of, and premium, if any, or interest hereon, on or after the respective due dates expressed herein.

9. Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note. Certain modifications or amendments to the Indenture require the consent of the Holder of each Outstanding Note affected.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair (without the consent of the Holder hereof) the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

10. Registration and Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Security Register. Upon surrender for registration of transfer of this Note at the office or agency of the Company, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of like tenor and principal amount. As provided in the Indenture and subject to certain limitations therein set forth, at the option of the Holder, this Note may be exchanged for one or more new Notes of any authorized denominations and of like tenor and principal amount, upon surrender of this Note at such office or agency. Upon such surrender by the Holder, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of like tenor and principal amount. Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed (if so required by the Company or the Trustee), or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, a Guarantor or the Trustee may treat the Person in whose name such Note is registered as the owner thereof for all purposes, whether or not such Note be overdue, and neither the Company, the Guarantors, the Trustee nor any agent of the Company, a Guarantor or the Trustee shall be affected by notice to the contrary.

11. Guarantee. As expressly set forth in the Indenture, payment of this Note is jointly and severally and fully and unconditionally guaranteed by the Guarantors that have become and continue to be Guarantors pursuant to the Indenture. Guarantors may be released from their obligations under the Indenture and their Guarantees under the circumstances specified in the Indenture.

12. Governing Law. THE INDENTURE, THIS NOTE AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM (= tenant in common)

TEN ENT (= tenants by the entireties (Cust))

JT TEN (= joint tenants with right of survivorship and not as tenants in common)

UNIF GIFT MIN ACT (= under Uniform Gifts to Minors Act )

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)
(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint     _____________________________ , as agent, to transfer this Note on the books of the Company. The agent may substitute another to act for him.

In connection with the assignment of the Notes evidenced by this certificate occurring prior to the date that is one year or six months, as the case may be (as specified in Rule 144(d) under the Securities Act), after the later of the Issue Date of such Notes and the last date, if any, on which such Notes were owned by the Company or any affiliate of the Company, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

1.	☐ acquired for the undersigned’s own account, without transfer; or

2.	☐ transferred to the Company; or

3.	☐ transferred pursuant to and in compliance with Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”); or

4.	☐ transferred pursuant to an effective registration statement under the Securities Act; or

5.	☐ transferred pursuance to and in compliance with Regulation S promulgated under the Securities Act; or

6.

☐ transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act) that, prior to such transfer, furnished the Trustee with a signed letter containing certain representations and agreements relating to the transfer; or

7.	☐ transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144A promulgated under the Securities Act.

Dated: _______________________________________	Signature:	_______________________________________

Signature Guarantee:

_______________________________________		_______________________________________
(Signature must be guaranteed)		Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 of the Securities Exchange Act.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A promulgated under the Securities Act and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: _______________________________________________	Signature: _________________________________________

[SCHEDULE OF INCREASES AND DECREASES IN NOTE]

Apollo Global Management, Inc.

7.625% Fixed-Rate Resettable Junior Subordinated Notes due 2053

The initial principal amount of this Note is $                . The following increases or decreases in this Note have been made:

Date	Amount of decrease in Principal Amount of this Note	Amount of increase in Principal Amount of this Note	Principal Amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee] (1)

(1)	Insert for Global Notes only